Exhibit (d)(18)

APPENDIX A

TO INVESTMENT MANAGEMENT AGREEMENT

Ivy Funds VIP Asset Strategy

Ivy Funds VIP Balanced

Ivy Funds VIP Bond

Ivy Funds VIP Core Equity

Ivy Funds VIP Dividend Opportunities

Ivy Funds VIP Energy

Ivy Funds VIP Global Bond

Ivy Funds VIP Global Growth

Ivy Funds VIP Growth

Ivy Funds VIP High Income

Ivy Funds VIP Limited-Term Bond

Ivy Funds VIP Mid Cap Growth

Ivy Funds VIP Money Market

Ivy Funds VIP Science and Technology

Ivy Funds VIP Small Cap Growth

Ivy Funds VIP Value

Ivy Funds VIP Pathfinder Aggressive

Ivy Funds VIP Pathfinder Moderately Aggressive

Ivy Funds VIP Pathfinder Moderate

Ivy Funds VIP Pathfinder Moderately Conservative

Ivy Funds VIP Pathfinder Conservative

Amended and Effective March 26, 2010 with deletion of Ivy VIP Mortgage Securities Fund; Amended and Effective August 11, 2010 with addition of Ivy Funds VIP Global Bond and Ivy Funds VIP Limited-Term Bond; Amended and Effective January 1, 2015 with respect to name change for Ivy Funds VIP International Growth to Ivy Funds VIP Global Growth.